UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SKYLINE CHAMPION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Skyline Champion Corporation (“Skyline Champion”) will be held at the Hilton Garden Inn, 200 Wilshire Drive, Troy, Michigan, 48084, on Wednesday, September 26, 2018, at 9:00 a.m., Eastern Time, for the following purposes:

(1)	To elect members of the Board of Directors, each to serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified.

(2)	To consider a non-binding advisory vote on fiscal 2018 compensation paid to Skyline Champion’s named executive officers.

(3)	To approve Skyline Champion’s 2018 Equity Incentive Plan.

(4)	To ratify the appointment of Ernst & Young LLP as Skyline Champion’s independent registered public accounting firm.

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors of Skyline recommends that you vote FOR each of the nominees for director, FOR the approval, on a non-binding advisory basis, of the 2018 compensation paid to the named executive officers, FOR the approval of the 2018 Equity Incentive Plan, and FOR the ratification of the selection of Ernst & Young LLP as the independent auditor for fiscal year 2019.

Your vote is very important. Please note that in the absence of your specific instructions as to how to vote, brokers may only vote on the ratification of the appointment of the independent auditor, but no other proposals described in this proxy statement. In order for your vote to be counted, please make sure that you submit your vote to your broker.

The Board of Directors has fixed the close of business on September 4, 2018, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Roger K. Scholten Senior Vice President and General Counsel
September 5, 2018

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

General Information Regarding the Meeting

The Board of Directors of Skyline Champion Corporation is soliciting your proxy to vote at our 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) to be held at 9:00 a.m., Eastern Time, on Wednesday, September 26, 2018 for the purposes summarized in the accompanying Notice of Annual Meeting of Shareholders. Our Annual Report for the fiscal year ended March 31, 2018 is made available with this proxy statement, and all of the materials included herein are available on our website at www.skylinechampion.com.

References in this proxy statement to “Skyline Champion,” the “Company,” “we,” “us,” and “our” refer to Skyline Champion Corporation.

The mailing address of our principal executive offices is Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of shares and will reimburse them for their expenses in so doing.

Why are we soliciting proxies?

We are furnishing this proxy statement and form of proxy to the holders of Skyline Champion’s common stock, par value $0.0277 per share, in connection with the solicitation by our Board of Directors of proxies for use at the 2018 Annual Meeting.

When and where is the 2018 Annual Meeting?

The 2018 Annual Meeting will be held at 9:00 a.m., Eastern Time, on Wednesday, September 26, 2018, at the Hilton Garden Inn, 200 Wilshire Drive, Troy, Michigan, 48084, or at any future date and time following an adjournment or postponement of the meeting.

What business will be conducted at the 2018 Annual Meeting?

The business to be considered at the 2018 Annual Meeting is described in the accompanying Notice of Annual Meeting of Shareholders. Skyline Champion’s Board of Directors is not currently aware of any other business that will come before the meeting.

Who can vote?

The record date for voting is September 4, 2018. Only shareholders of record at the close of business on September 4, 2018 are entitled to notice of and to vote at the 2018 Annual Meeting and any adjournment or postponement of the meeting. On September 4, 2018, there were 56,511,252 shares of our common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the 2018 Annual Meeting. There are no cumulative voting rights for the election of directors.

Who can attend the 2018 Annual Meeting?

Attendance at the 2018 Annual Meeting will be limited to record or beneficial owners of Skyline Champion common stock as of September 4, 2018 (or their authorized representatives). When you arrive at the meeting, you must present photo identification, such as a driver’s license. If your shares are held by a bank, broker or other nominee, you must also present your bank or broker statement evidencing your beneficial ownership of Skyline Champion’s common stock to gain admission to the 2018 Annual Meeting. Skyline Champion reserves the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of September 4, 2018. Please contact our Investor Relations team at (248) 614-8211 if you need to obtain directions on how to attend the 2018 Annual Meeting and vote in person.

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What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card or voting instruction form to ensure that all of your shares are voted.

How do I vote?

Whether or not you plan to attend the 2018 Annual Meeting, it is important that you vote.

If you own shares in your own name (a record owner), you can vote any one of four ways:

•

Over the Internet or telephone: Following the instructions on the Skyline Champion proxy card to vote by Internet or telephone. If you vote via the Internet or telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or telephone, you should not mail a proxy card. If you wish to vote over the Internet or by telephone your vote must be received by 1:00 a.m. Eastern Time on September 26, 2018.

•

By Mail: You may vote by mailing your signed Skyline Champion proxy card in the enclosed return envelope. If you direct in the proxy how your shares are to be voted, they will be voted accordingly. When no direction has been given, it is the intention of the proxies named in the proxy to vote the same in accordance with their best judgment.

•	In Person: You can attend the 2018 Annual Meeting to vote by ballot, which will be available at the meeting.

If your shares are held in a brokerage account in your broker’s name, you will receive voting instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Internet and telephone voting may be offered to shareholders owning shares through most banks and brokers.

How can I change or revoke my vote?

You may revoke the authority granted by your execution of a proxy at any time prior to the 2018 Annual Meeting by:

•	filing a timely written notice of revocation addressed to the attention of: Secretary, Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515;

•	mailing a duly executed proxy bearing a later date;

•	re-voting by Internet or telephone prior to the date and time described in this proxy statement; or

•	voting in person at the 2018 Annual Meeting and requesting that your proxy be revoked.

Only your latest vote will be counted.

What constitutes a quorum at the 2018 Annual Meeting?

The holders of a majority of the outstanding shares of common stock as of the close of business on the record date must either be present in person or represented by proxy to constitute a quorum at the 2018 Annual Meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. All votes cast at the 2018 Annual Meeting will be tabulated by Computershare Trust Company, N.A.

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What vote is required for each proposal?

		Board’s Recommendation	Broker Discretionary Voting Allowed	Abstentions	Required Vote
Proposal 1	Election of Directors	FOR ALL Nominees	No	No effect	Plurality of votes cast

Proposal 2	Non-binding Advisory Vote on Executive Compensation	FOR	No	No effect	Majority of votes cast

Proposal 3	Equity Incentive Plan	FOR	No	No effect	Majority of votes cast

Proposal 4	Ratification of Ernst & Young LLP as independent auditors	FOR	Yes	No effect	Majority of votes cast

If you do not give your broker voting instructions, your broker (1) will be entitled to vote your shares on the ratification of our independent accounting firm, but (2) will not be entitled to vote your shares on the election of directors, the equity incentive plan, or the advisory vote on executive compensation.

We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on all of these important matters.

Who solicits proxies and bears the costs of solicitation?

Proxies may be solicited, without extra compensation, by officers, agents and employees of Skyline Champion who may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be paid for by Skyline Champion.

Who should I contact if I have any questions?

If you have any questions about the 2018 Annual Meeting, voting or your ownership of our common stock, please contact our Investor Relations team at (248) 614-8211.

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Explanatory Note

As previously reported by Skyline Champion, on June 1, 2018 (the “Closing Date”), Skyline Corporation and Champion Enterprises Holdings, LLC (“Champion Holdings”) completed the transactions contemplated by the Share Contribution & Exchange Agreement (the “Exchange Agreement”), dated as of January 5, 2018, by and between Skyline Corporation and Champion Holdings. Under the Exchange Agreement, (i) Champion Holdings contributed to Skyline Corporation all of the issued and outstanding equity interests of each of Champion Holdings’ wholly-owned operating subsidiaries, Champion Home Builders, Inc., a Delaware corporation (“CHB”), and CHB International B.V., a Dutch private limited liability company (“CIBV”) (the shares of stock of CHB and CIBV contributed to Skyline Corporation, the “Contributed Shares”), and (ii) in exchange for the Contributed Shares, Skyline Corporation issued to the members of Champion Holdings, in the aggregate, 47,752,008 shares of Skyline Corporation’s common stock (the transactions described in (i) and (ii), together, the “Exchange”). In connection with the Exchange, Skyline Corporation changed its name to Skyline Champion Corporation.

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Proposal No. 1 – Election of Directors

Skyline Champion’s Board of Directors is currently comprised of eight members. Directors are elected annually at Skyline Champion’s annual meeting of shareholders, and each director holds office until the next annual meeting of the shareholders and until their successors are elected and qualified. Directors need not be shareholders of Skyline Champion.

Our Board of Directors, upon the recommendation of the Nominating and Governance Committee, voted to nominate Keith Anderson, Timothy Bernlohr, Michael Bevacqua, John C. Firth, Richard W. Florea, Michael Kaufman, Daniel R. Osnoss and Gary E. Robinette for re-election at the 2018 Annual Meeting. Information relating to each nominee, including his period of service as a director of the Company, principal occupation and other biographical material is shown later in this proxy statement.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the eight director nominees. In the event that one or more of the nominees unexpectedly becomes unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the current Board of Directors or the Board may be reduced accordingly. All of the nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected.

The Board of Directors recommends that shareholders vote FOR all eight director nominees. The voting standard for director elections is a plurality standard. This means that the individuals who receive the highest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 1 – ELECTION OF

DIRECTORS” TO BE IN THE BEST INTERESTS OF SKYLINE CHAMPION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

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General Information About the Board of Directors

The current members of the Skyline Champion Board of Directors, each of whom has been nominated for re-election at the 2018 Annual Meeting, represent a desirable range of viewpoints, backgrounds, skills, experience and expertise. The biography of each director and a description of certain specific experiences, qualifications, attributes and skills of each director that led the Board to conclude that the individual should serve as a director are described below:

Keith Anderson, 56, became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Anderson was, between November 1, 2016 and the Closing Date, Chief Executive Officer of both Champion Holdings and CHB. Previously, from June 2015 through October 30, 2016, Mr. Anderson was President and Chief Executive Officer of Champion Holdings and Chief Executive Officer of CHB. Since 2016 he has served on the board of managers of Southwest Stage Funding, LLC d/b/a Cascade Financial Services. He has also been a director of the non-profit organization Manufactured Housing Institute since 2015, and currently serves on the Manufactured Housing Advisory council for both Fannie Mae and Freddie Mac. Prior to joining Champion Holdings, Mr. Anderson was Executive Vice President and Chief Operating Officer of Walter Investment Management Corp. from June 2012 to November 2014. From November 1995 to June 2012, Mr. Anderson held various executive management positions at GreenTree Servicing, LLC ending with President and Chief Executive Officer. Mr. Anderson holds a B.S. in Accounting from Illinois State, and an M.B.A. from DePaul University. Mr. Anderson’s extensive experience as a senior executive and director, including with Champion Holdings, and experience in the manufactured home industry make him highly qualified to serve on our Board.

Timothy Bernlohr, 59, became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Bernlohr is currently Chairman of the Board of Directors of Skyline Champion. He served as Chairman of the Board of Managers of Champion Enterprises Holdings, LLC from 2010 through May 2018. Since 2003, Mr. Bernlohr has served as a chairman, CEO, director, trustee, or strategic advisor to over 100 public and private corporations in the United States and Europe. Mr. Bernlohr is the founder and managing member of TJB Management Consulting, LLC, which he founded in 2005. Previously, Mr. Bernlohr was President and Chief Executive Officer of RBX Industries, Inc. until the company was acquired in 2005. Prior to joining RBX Industries, Inc. in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr currently serves as a director and the chairman of the compensation committee of WestRock Company; a director and the chairman of the audit committee of Atlas Air Worldwide Holdings, Inc.; and a director and the chairman of the compensation committee of International Seaways. Mr. Bernlohr holds a B.A. in Arts and Sciences from Pennsylvania State University. Mr. Bernlohr’s experience as a consultant, senior executive and director, including with Champion Holdings, and certain public companies, make him highly qualified to serve on our Board.

Michael Bevacqua, 52, became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Bevacqua was a member of the Champion Enterprises Holdings, LLC Board of Managers from 2010 through May 2018. Mr. Bevacqua joined Bain Capital Credit, LP in 1999. He is a Managing Director in Distressed and Special Situations and the head of the Restructuring team. Prior to his current role, he was responsible for investments in the Automotive, Building Products, Transportation, Equipment Rental, Waste Services and Aerospace & Defense sectors at Bain Capital Credit, LP. Previously, Mr. Bevacqua was a Vice President at First Union Capital Markets, an Associate in Corporate Finance at NationsBanc Capital Markets and an officer in the United States Marine Corps. Mr. Bevacqua received an M.B.A. from Pennsylvania State University and a B.S. from Ithaca College. Mr. Bevacqua’s investing and corporate finance experience, as well as his experience as director of Champion Holdings, make him highly qualified to serve on our Board.

John C. Firth, 60, was elected as a director of Skyline Corporation in 2006 and continues to serve as a director of Skyline Champion. Mr. Firth currently serves as President of Quality Dining, Inc. and is a member of

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its Board of Directors. Quality Dining operates over 200 restaurants in seven states and employs over 8,000 people. From March 1994 through April 2005, Quality Dining’s shares were traded on the Nasdaq stock market. Prior to being named President of Quality Dining, Mr. Firth served in a variety of capacities including Executive Vice President, Principal Financial Officer and General Counsel. Before joining Quality Dining in 1996, Mr. Firth was a partner in a South Bend, Indiana law firm. He was appointed to the Indiana Corporate Law Commission by Indiana Governor Joseph E. Kernan (2004 to 2006). Mr. Firth served on the Board of Directors of Smart Temps, LLC, a start-up company which offers industry-leading, cloud-based solutions for real-time temperature management and monitoring, from February 2010 until the company was sold to a public company in January 2017. The Board benefits from his executive management experience, strategic vision, corporate governance acumen, business judgment and financial expertise.

Richard W. Florea, 56, served as a director and President and Chief Executive Officer of Skyline Corporation from July 2015 through May 2018 and has remained a director of Skyline Champion following his resignation as an officer of the Company. Prior to joining Skyline Corporation, Mr. Florea served as President and Chief Operating Officer for Truck Accessories Group, LLC, a producer of fiberglass caps and tonneaus for light and mid-sized trucks. From 1998 through 2009, he was President and Chief Operating Officer of Dutchmen Manufacturing, Inc., a maker of travel trailers. Mr. Florea was a division sales manager for Skyline from 1994 to 1998. Mr. Florea has substantial knowledge of the manufactured housing and recreational vehicle industries, and his demonstrated ability to grow businesses and develop value creation strategies benefits Skyline Champion’s dealer partners and customers, all of which he brings to his Board participation.

Michael Kaufman, 46, became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Kaufman is the Chief Executive Officer of MAK Capital, a financial investment advisory firm based in New York, New York, which he founded in 2002. Mr. Kaufman holds a B.A. degree in Economics from the University of Chicago, where he also received his M.B.A. He also earned a law degree from Yale University. Mr. Kaufman’s investment and finance experience, long-standing ties to Champion Holdings, and familiarity with the manufactured home industry make him highly qualified to serve on our Board.

Daniel R. Osnoss, 36, became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Osnoss served as a member of the Champion Enterprises Holdings, LLC Board of Managers since 2012. Mr. Osnoss is a Senior Managing Director at Centerbridge Partners, which he joined in 2009. Mr. Osnoss currently serves as a director of Versant Health, Inc. and Visionworks of America, Inc. Previously, Mr. Osnoss was an Associate at Berkshire Partners, a private equity firm. Prior to Berkshire Partners, he was an Investment Banking Analyst in the Leveraged Finance Group at Goldman Sachs. Mr. Osnoss received an M.B.A. from Harvard Business School and a B.A. from Yale College. Mr. Osnoss’s investing and corporate finance experience, as well as his experience as a director of Champion Holdings, among other companies, make him highly qualified to serve on our Board.

Gary E. Robinette, 69, became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Robinette served as a member of the Champion Enterprises Holdings, LLC Board of Managers starting in 2010. Mr. Robinette has been the President and Chief Executive Officer of Ply Gem Industries Inc. since October 2006, at which time he was also elected to Champion Enterprises Holdings’ Board of Directors. Mr. Robinette was elected Vice Chairman of the Ply Gem Board of Directors in May 2013 and was appointed Chairman of the Ply Gem Board of Directors in 2015. Prior to joining Ply Gem, Mr. Robinette served as Executive Vice President and COO at Stock Building Supply, formerly a Wolseley company, since September 1998, and was also a member of the Wolseley North American Management board of directors. Mr. Robinette held the position of President of Erb Lumber Inc., a Wolseley company, from 1993 to 1998 and served as Chief Financial Officer and Vice President of Carolina Holdings, which was the predecessor company of Stock Building Supply. Mr. Robinette received a B.S. in accounting from Tiffin University and a M.B.A. from Xavier University, where he is a member of the board of trustees. He is also a member of the Policy Advisory Board of Harvard University’s Joint Center for Housing Studies and serves on the board of directors for three companies sponsored by private equity firms. Mr. Robinette’s extensive experience as a senior executive at

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companies in the housing industry, as well as his experience as director of Champion Holdings and other companies, make him highly qualified to serve on our Board.

Board Composition and Director Independence

Our business and affairs are managed under the direction of our Board of Directors.

The Board seeks directors who represent a range of viewpoints, backgrounds, skills, experience and expertise. Directors should possess the attributes necessary to be an effective member of the Board, including personal and professional integrity, high ethical values, sound business judgment, demonstrated business and professional skills and experience and a commitment to the long-term interests of Skyline Champion and its shareholders. In evaluating candidates, the Nominating and Governance Committee also considers potential conflicts of interest, diversity, the extent to which a candidate would fill a present or anticipated need and a candidate’s willingness and ability to devote adequate time to the activities of the Board. In any particular situation, the Nominating and Governance Committee may focus on individuals possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of the Board.

In connection with the Exchange, the Company entered into an investor rights agreement with Champion Holdings and certain funds, each of which is affiliated with one of Bain Capital Credit, LP (“Bain”), Centerbridge Partners, L.P. (“Centerbridge”) or MAK Capital (“MAK” and, such funds, collectively, the “Principal Shareholders”), which provides for, among other things, certain agreements relating to the composition of the Board, including that so long as the Principal Shareholders collectively hold greater than 50% of the Company’s outstanding shares, the Company shall use its reasonable best efforts to cause the Board to nominate for election (i) Messrs. Firth and Florea, until the first annual meeting following June 1, 2020, (ii) the Chief Executive Officer of the Company, and (ii) up to six directors nominated by the Principal Shareholders, each of which shall be entitled to nominate one affiliated director and one independent director, subject to certain limitations. After the Principal Shareholders no longer collectively hold greater than 50% of the Company’s outstanding shares, the Company shall use its reasonable best efforts to cause the Board to nominate for election (i) the Chief Executive Officer of the Company, (ii) up to one affiliated director nominated by each Principal Shareholder (subject to certain ownership thresholds), and (iii) the number of independent directors necessary to satisfy the rules of the New York Stock Exchange (“NYSE”), including Mr. Firth, until the first annual meeting following June 1, 2020, and up to one independent director nominated by each Principal Shareholder (subject to certain ownership thresholds). Messrs. Bevacqua, Kaufman and Osnoss have been nominated by Bain, MAK and Centerbridge, respectively.

In addition, because the Principal Shareholders control a majority of the voting power of our common stock, the Company is a “controlled company” within the meaning of the NYSE corporate governance standards. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	the Company has a board of directors that is composed of a majority of “independent directors,” as defined under NYSE rules;

•	the Company has a compensation committee that is composed entirely of independent directors; and

•	the Company has a nominating and corporate governance committee that is composed entirely of independent directors.

The Company is currently utilizing all of these exemptions.

The Board of Directors has determined that Messrs. Bernlohr, Firth and Robinette are “independent directors” as that term is defined under the NYSE Listed Company Manual and the U.S. Securities and Exchange (“SEC”)

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rules and regulations. In making this determination, the Board considered the relationships that Messrs. Bernlohr, Firth and Robinette have with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including ownership interests in the Company.

Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.

Meetings and Committees

During the fiscal year ended March 31, 2018, the Board of Directors held nine meetings. Each incumbent director during that year attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served during the period that served on the Board, other than Thomas Eisele. Members of the Board of Directors are expected to attend and be present at the annual meeting of shareholders, and all then incumbent directors attended the 2017 Annual Meeting.

Our Board of Directors has three standing committees. More information about our committees can be found below.

Audit Committee Current Members: Timothy Bernlohr, Chair John C. Firth Gary E. Robinette No. of Meetings during fiscal year ended March 31, 2018: 5

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee is responsible for assisting the Board in its oversight of (i) the integrity of the consolidated financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function, and (v) the Company’s internal control over financial reporting. It is also responsible for deciding whether to appoint, retain or terminate the Company’s independent auditors and pre-approving the audit, audit-related, tax and other services, if any, to be provided by the independent auditors. The Committee is also responsible for preparing the disclosures required by Item 407(d)(3)(i) of Regulation S-K and the reports required by the SEC rules to be included in the Company’s annual proxy statement.

The Board has determined that each of Messrs. Bernlohr, Firth and Robinette meet the definition of “independent director” under the rules of the NYSE and under Rule 10A-3 under the Securities Exchange Act of 1933, as amended (the “Exchange Act”) and are each an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of the NYSE.

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Compensation Committee Current Members: Michael Bevacqua Michael Kaufman Daniel R. Osnoss Gary E. Robinette, Chair No. of Meetings during fiscal year ended March 31, 2018: 1	The Compensation Committee assists the Board in fulfilling its responsibilities relating to the compensation of the Company’s officers, directors, and employees, including assessing the adequacy of the Company’s overall compensation programs and principles and administering the Company’s compensation, benefit and equity-based plans. It is responsible for reviewing the Company’s overall compensation strategy and assessing whether such strategy provides the appropriate rewards and incentives for the Company’s management and employees, taking into account whether such rewards and incentives encourage undue or inappropriate risk taking by such personnel. The Committee is also responsible for reviewing and approving the corporate goals and objectives that may be relevant to the compensation of the Company’s CEO and other executive officers, evaluating the performance of the CEO and other executive officers in light of those goals and objectives and setting the compensation of the CEO and other executive officers based on such evaluation. It is also responsible for reviewing and making such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans that are subject to Board approval.

Nominating and Governance Committee Current Members: Michael Bevacqua John C. Firth, Chair Richard W. Florea Michael Kaufman Daniel R. Osnoss No. of Meetings during fiscal year ended March 31, 2018: 2	The Nominating and Governance Committee assists the Board in identifying individuals qualified to be directors, consistent with criteria approved by the Board, recommends director nominees to the Board for the next meeting of shareholders at which directors will be elected or to fill vacancies or newly created directorships, oversees the evaluation of the Board, its committees and management, and develops and implements sound corporate governance practices.

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Corporate Governance

We strive to maintain strong corporate governance practices that protect and enhance accountability for the benefit of Skyline Champion and all of its shareholders. We regularly review and continually refine our governance practices and policies to align with evolving practices and issues raised by our shareholders. We believe that our corporate governance structure, with its strong emphasis on Board independence and strong Board and committee involvement, provides sound and robust oversight of management.

Our Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders. The Board has adopted Corporate Governance Guidelines and relies on the guidelines to provide that framework. The guidelines are not absolute rules, and can be modified to reflect changes in Skyline Champion’s organization or business environment. The Board reviews the guidelines on an annual basis and if necessary, modifies the guidelines to reflect current good governance practices and policies.

Skyline Champion’s Governance Guidelines, the charters of the committees of our Board and our Code of Conduct described below may be found in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com or in print upon the submission of a request under the Contact Investor Relations section under the Resources tab on our website.

We believe part of effective corporate governance includes active engagement with our shareholders. We value the views of our shareholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics such as business strategy, capital allocation, corporate governance, and executive compensation.

This section describes key corporate governance facts about our Company and practices that we have adopted.

Role of our Board

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board stay informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business with the Board. These practices afford Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk.

Skyline Champion’s governance processes address matters relating to Board operations that are fundamental to shareholder interests. The independent directors meet regularly without management present to evaluate Skyline Champion’s results, plans, and challenges, as well as management’s performance and the strength and development of Skyline Champion’s named executive officers.

The Board is actively engaged in overseeing and reviewing Skyline Champion’s strategic direction and objectives, taking into account (among other considerations) Skyline Champion’s risk profile and exposures. The Board conducts an annual in-depth review of the business, which includes consideration of strategic, operational, competitive, financial, compliance, and other risk exposures. Skyline Champion currently separates the Chairman and CEO functions, with each position held by a different individual. The Board considers the current constituency of management in evaluating whether a combined role is efficient and effective. At the present time,

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it is the assessment of the Board that separating these positions allows the CEO to focus on the Company’s business, while the Chairman can focus on corporate governance matters, as well as leadership development and succession planning.

Although the Board as a whole has responsibility for risk oversight, three standing committees also oversee Skyline Champion’s risk profile and exposures relating to matters within the scope of each committee’s authority and reports to the Board about their deliberations. The committees are the Audit Committee, Compensation Committee, and the Nominating and Governance Committee. The Audit Committee considers audit, accounting, and compliance risk, and it receives reports from its outside auditors, internal audit staff, and the Chief Financial Officer, among others. The Audit Committee is also responsible for the review of Skyline Champion’s major risk exposures (whether financial, operational, or otherwise), and the steps management has taken to monitor and control such exposures, and for evaluating management’s process to assess and manage Skyline Champion’s enterprise risk issues. The Compensation Committee considers the level of risk implied by Skyline Champion’s compensation programs, including incentive compensation programs in which the CEO and other employees participate. The Nominating and Governance Committee monitors potential risks to the effectiveness of the Board, notably Director succession and the composition of the Board, and the principal policies that guide Skyline Champion’s governance. Each of the committees operates under a written charter to promote clarity in their responsibilities and accountability amongst their members. These committees work in a coordinated way to address recurring matters and respond to unanticipated events.

Corporate Governance Guidelines

The Board is guided by our Corporate Governance Guidelines. We believe our Corporate Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Corporate Governance Guidelines from time to time, as needed, and at least once annually. Our Corporate Governance Guidelines are posted in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com/governance/governance-documents. No material on our website is part of this proxy statement.

Code of Conduct

Skyline Champion’s Code of Conduct applies to all members of the Board and all Skyline Champion employees, including our Chief Executive Officer and senior management. The Code of Conduct outlines the principles and policies governing our Company. The standards in this Code should be viewed as the minimum standards that the Company expects from its employees, officers, and directors, but the Code does not supersede the Company’s specific policies and procedures.

Process for Selecting Nominees and Shareholder Nominations

Nominations of persons for election to the Board of the Skyline Champion may be made at any annual meeting of shareholders by or at the direction of the Board or by a proposing shareholder entitled to vote for the election of directors at the meeting (the “Nominating Shareholder”). Such shareholder nominations must be made pursuant to timely notice given in writing to the Company’s Secretary. The Nominating Shareholder’s notice must set forth, as to each person whom the Nominating Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Skyline Champion which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the Company (as set forth below).

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Director Criteria, Qualifications and Experience; Diversity

Skyline Champion believes good governance starts with a Board whose independence ensures candid and constructive engagement with management about all aspects of Skyline Champion’s business. Skyline Champion’s director nomination process seeks persons with the initiative, time, skills, and experience to be effective contributors.

The following represents the non-exclusive list of criteria considered by the Nominating and Governance Committee in assessing whether any proposed candidate/nominee should be considered for membership on the Board: (i) the satisfaction of applicable “independence” and eligibility requirements, such as those required of members of the Audit Committee and the Compensation Committee; (ii) the person’s professional experiences, including achievements, and whether those experiences and achievements would be useful to the Board, given its existing composition, in discharging its responsibilities; (iii) the person’s subject matter expertise, e.g., finance, accounting, legal, management, technology, strategic visioning, marketing, and the desirability of that particular expertise given the existing composition of the Board; (iv) the viewpoint, background, and demographics of the person and whether the person would positively contribute to the overall diversity of the Board; (v) the person’s professional ethics, integrity, and values; (vi) the person’s intelligence and ability to make independent analytical inquiries; (vii) the person’s stated willingness and ability to devote adequate time to Board activities, including attending meetings and development sessions and adequately preparing for those activities; (viii) the person’s service on more than three public company boards, excluding the Board, unless the Nominating and Governance Committee concludes, based upon a review of all of the facts and circumstances, that such service on more than three other public company boards would not impair the ability of the proposed candidate/nominee to discharge their responsibilities as a member of the Board, and, provided further, the proposed candidate/nominee does not serve on more than five other public company boards; (ix) the person’s principal business responsibilities; (x) whether the person would be able to serve on the Board for an extended period of time; (xi) whether the person has, or potentially could have, a conflict of interest which would affect the person’s ability to serve on the Board or to participate in decisions that are material to the Company; and (xii) whether and to what extent the person has an ownership interest in the Company. The foregoing criteria represent a non-exclusive list of factors to be considered when evaluating potential candidates and responding to properly submitted nominees. In each case, the then existing composition of the Board, its current and prospective needs, the operating requirements of the Company, and the long-term interests of the Company’s shareholders will be included in the mix of factors to be reviewed and assessed when performing this evaluation. The review and application of these criteria will initially be conducted by the Nominating and Governance Committee, and, following that action, the matter will then be presented to the Board for action, if appropriate and advisable. If any Board member, not a member of the Nominating and Governance Committee, requests an independent review of any candidate against these criteria, the full Board shall conduct such a review.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters are reviewed by the Compensation Committee. Messrs. Bevacqua, Kaufman and Osnoss are affiliated with Bain, MAK and Centerbridge, respectively. For additional information regarding transactions between the Principal Shareholders and the Company, please see “Certain Relationships and Related Transactions” below.

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Executive Officers

Set forth below is biographical information concerning our executive officers as of September 4, 2018. Each of the executive officers was appointed by the Board of Directors upon the closing of the Exchange on June 1, 2018.

Name	Age	Position
Keith Anderson	56	Chief Executive Officer
Laurie Hough	48	Executive Vice President, Chief Financial Officer and Treasurer
Roger Scholten	63	Senior Vice President, General Counsel and Secretary
Mark Yost	46	Executive Vice President
Timothy Burkhardt	46	Vice President and Controller

Keith Anderson became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Anderson was, between November 1, 2016 and the Closing Date, Chief Executive Officer of both Champion Holdings and CHB. Previously, from June 2015 through October 30, 2016, Mr. Anderson was President and Chief Executive Officer of Champion Holdings and Chief Executive Officer of CHB. Since 2016 he has served on the board of managers of Southwest Stage Funding, LLC d/b/a Cascade Financial Services. He has also been a director of the non-profit organization Manufactured Housing Institute since 2015, and currently serves on the Manufactured Housing Advisory council for both Fannie Mae and Freddie Mac. Prior to joining Champion Holdings, Mr. Anderson was Executive Vice President and Chief Operating Officer of Walter Investment Management Corp. from June 2012 to November 2014. From November 1995 to June 2012, Mr. Anderson held various executive management positions at GreenTree Servicing, LLC ending with President and Chief Executive Officer. Mr. Anderson holds a B.S. in Accounting from Illinois State, and an M.B.A. from DePaul University.

Laurie Hough was, between October 2016 and the Closing Date, the Senior Vice President and Chief Financial Officer of both Champion Holdings and CHB. Previously, Ms. Hough served as Vice President and Controller of Champion Holdings and CHB from July 2013 to October 2016, and Vice President of Accounting & Financial Reporting from October 2010 to July 2013. Prior to her time at Champion Holdings, Ms. Hough was Manager of Financial Consolidations at Chrysler Group LLC and Audit Manager at PwC. Ms. Hough is a licensed CPA and obtained her B.S. in Accounting from Oakland University.

Roger Scholten was, between October 2007 and the Closing Date, the Senior Vice President and General Counsel of both Champion Holdings and CHB. Mr. Scholten obtained his B.A. in Public Management from Northwestern College and his J.D. and Masters in Public Affairs from the University of Iowa.

Mark Yost was, between 2013 and the Closing Date, the Executive Vice President of both Champion Holdings and CHB. Mr. Yost obtained his B.A. in Business and Accounting from the University of Michigan, Dearborn, and a M.B.A from the Ross School of Business at the University of Michigan, Ann Arbor.

Timothy Burkhardt was, between October 2016 and the Closing Date, the Vice President and Controller of both Champion Holdings and CHB. Previously, Mr. Burkhardt served as Director of Financial Reporting of Champion Holdings from October 2012 to October 2016. Mr. Burkhardt is a licensed CPA and obtained his B.A. and M.B.A. in Accounting from Michigan State University.

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Executive Compensation

Compensation Discussion and Analysis

The compensation discussion and analysis that follows describes Skyline Corporation’s (“Skyline’s”) compensation philosophy, policies and practices and discusses compensation decisions made by the compensation committee of the board of directors of Skyline during fiscal 2018 (as defined below), in each case, with respect to the following executive officers (referred to herein as Skyline’s “named executive officers”):

Name	Principal Position as of March 31, 2018
Richard W. Florea	President and Chief Executive Officer
Jon S. Pilarski	Chief Financial Officer
Jeffrey A. Newport	Chief Operating Officer
Robert C. Davis	Vice President, Manufacturing
Terrence M. Decio	Vice President, Marketing and Sales

In accordance with the Share Contribution & Exchange Agreement, dated as of January 5, 2018, by and between Skyline and Champion Enterprises Holdings, LLC (the “Exchange Agreement”), effective on June 1, 2018, each of the named executive officers was removed, without cause, from his position as an executive officer of Skyline and the employment of Mr. Florea was terminated. In connection with the closing of the transactions contemplated by the Exchange Agreement (the “Exchange”) on June 1, 2018, Skyline changed its name to Skyline Champion Corporation and certain of the named executive officers received compensation and benefits from Skyline Champion Corporation as described in that definitive proxy statement filed by Skyline with the U.S. Securities and Exchange Commission on April 25, 2018. Following the Exchange, the Compensation Committee of the Board of Directors of Skyline Champion Corporation is responsible for determining the compensation of the executive officers of Skyline Champion Corporation.

References to the compensation committee in this Compensation Discussion and Analysis section refer to the compensation committee of the board of directors of Skyline, as constituted during fiscal 2018. In connection with the completion of the Exchange, Skyline Champion Corporation changed its fiscal year to be a 52- or 53-week period that ends on the Saturday nearest March 31. As such, all references to fiscal 2018 in this Compensation Discussion and Analysis are to the ten-month period ended March 31, 2018. Reference to fiscal 2017 and 2016 for Skyline are to the 12-month periods ended May 31, 2017 and 2016, respectively.

Overview of the Skyline’s Executive Compensation Program

Skyline’s compensation policy regarding its named executive officers was to provide an annual base salary, annual incentive bonus and employee benefits program that were competitive with those of companies of similar size, location, and industry as Skyline. The compensation committee also from time to time awarded equity-based compensation to key members of the executive team.

In addition, the compensation committee valued the opinions of Skyline shareholders and considered the outcome of Skyline’s annual say-on-pay shareholder vote in determining the structure of Skyline’s executive compensation program, as well as in making compensation decisions. On September 29, 2017, 99% of votes cast voted in favor of Skyline’s fiscal 2017 executive compensation program, and Skyline interpreted this approval as an indication that its shareholders generally had favorable views of the aspects of Skyline’s executive compensation program.

Process for Determining Executive Compensation

The compensation committee

The compensation committee was responsible for determining the compensation for Skyline’s named executive officers, including reviewing and approving corporate goals and objectives relevant to the named executive

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officers’ compensation, evaluating named executive officer performance in light of these goals and objectives and setting the named executive officers’ compensation level based on this evaluation, and making recommendations to the board of directors of Skyline regarding incentive compensation plans, equity based plans. In accordance with its charter, the Compensation Committee could delegate its authority to subcommittees consisting of one or more of its members.

The role of management

When setting named executive officer compensation for fiscal 2018, the compensation committee considered recommendations from Skyline’s management. The named executive officers for whom compensation recommendations and proposals were discussed were not present during those discussions with the committee. When setting the fiscal 2018 compensation for Skyline’s Chief Executive Officer, the Chief Executive Officer was also not present during the discussions. The compensation committee retained the discretion to accept, adjust, or reject any recommendations and proposals concerning named executive officer compensation.

Role of compensation consultant

Prior to fiscal 2018, the compensation committee had retained Korn Ferry to assist the committee in reviewing and evaluating certain aspects of Skyline’s executive compensation programs, including developing a peer group, which consisted of the following companies: Thor Industries Inc., Winnebago Industries, Builders Firstsource, Patrick Industries Inc., Cavco Industries Inc., Nobility Homes Inc., Deer Valley Corporation, Meritage Homes Corporation, Hovnanian Enterprises Inc., MDC Holdings Inc., Beazer Homes USA Inc., William Lyon Homes and LGI Homes Inc. While the compensation committee did not use the service of a compensation consultant during fiscal 2018, it continued to use peer group data previously provided by Korn Ferry to assist it in making compensation decisions.

Components of Skyline’s Executive Compensation Program

Base salary

Each of the named executive officers was paid a base salary. Base salaries for the named executive officers had been reviewed by the compensation committee on an annual basis and were periodically increased based on factors such as market conditions, peer group data, the executive officer’s responsibilities and Skyline’s performance. The base salaries of the named executive officers were not increased during fiscal 2018.

Short-term incentive plan

In fiscal 2018, Skyline sponsored an Executive and Key Manager Bonus Compensation Plan (“Bonus Plan”), the payouts of which were calculated as a percentage of Skyline’s adjusted net income, which was net income before corporate bonus expense, plus transactions costs, less net gain on the sale of property, plant and equipment, subject to adjustment for extraordinary items. Each of the named executive officers participated in this Bonus Plan in fiscal 2018. The plan reserved 10% of Skyline’s annual adjusted net income in the form a bonus pool, and each named executive officer was allocated a portion of that bonus pool based on his position at Skyline and level of responsibility, as follows: Mr. Florea, 2.5%; Mr. Pilarski, 0.75%; Mr. Newport, 1.5%; Mr. Davis, 0.5%; and Mr. Decio, 0.75%. For the period beginning June 1, 2017 and ending June 3, 2018, each named executive officer earned a bonus under this plan in the amount as follows: Mr. Florea, $209,351; Mr. Pilarski, $62,805; Mr. Newport, $125,610; Mr. Davis, $41,870; and Mr. Decio, $62,805.

Long-term incentive awards

Messrs. Florea and Newport were the only named executive officers who held equity awards prior to the Exchange. These awards were granted in the form of stock options and restricted stock. The compensation

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committee historically only granted equity-based awards to Skyline’s most senior executive officers. In fiscal 2018, the compensation committee granted Mr. Florea awards of stock options and restricted stock. No other named executive officer received equity awards in fiscal 2018. When determining the grants to be made to Mr. Florea, the compensation committee considered peer group data provided by Korn Ferry, as described above. Stock options granted by Skyline were scheduled to vest in five annual installments and restricted stock was scheduled to vest in one installment on the fifth anniversary of the grant date.

Retirement plans

Skyline had a 401(k) plan where all employees, including the named executive officers, became eligible to participate in the 401(k) plan as of the June 1 or December 1 immediately following completion of six months of employment. Participants in the 401(k) plan had the ability to self-direct investments pursuant to various investment choices permitted under the plan. Employee deferrals under the 401(k) plan were 100% vested. Skyline, in any year, had the discretion to contribute employer contributions on a matching basis (based on participant 401(k) deferrals), or as a profit sharing contribution on the basis of compensation earned by participants. No employer contributions were required in any year, and none were made in fiscal 2018.

Employee benefits

All of Skyline’s full-time employees, including Skyline’s named executive officers, were eligible to participate in Skyline’s health and welfare plans, including medical and dental benefits, life insurance benefits and short-term and long-term disability insurance. Skyline’s named executive officers participated in these plans on the same basis as other eligible employees. Skyline did not maintain any supplemental health or welfare plans for Skyline’s named executive officers.

Tax effects of executive compensation

Section 162(m) of the Internal Revenue Code, when applicable, disallows a tax deduction for compensation paid to certain individuals in a taxable year in excess of $1 million, excluding certain performance-based and other compensation that is subject to a special grandfathering rule. The compensation committee considered the deductibility limitations of Section 162(m) as one factor when it structured Skyline’s executive compensation arrangements, but retained flexibility to approve compensation arrangements that promoted the objectives of Skyline’s compensation program, but that may not have qualified for full or partial tax deductibility.

Compensation risk assessment

During fiscal 2018, the compensation committee assessed Skyline’s compensation policies and practices to evaluate whether they created risks that were reasonably likely to have a material adverse effect on Skyline. Based on its assessment, the compensation committee concluded that Skyline’s compensation policies and practices, in conjunction with Skyline’s existing processes and controls, did not create incentives to take risks that were reasonably likely to have a material adverse effect on Skyline.

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COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis that appears above with management. Based on such review and discussion, the compensation committee has recommended to the Company’s Board that the Compensation Discussion and Analysis that appears above be included herein.

Respectfully submitted,

THE COMPENSATION

COMMITTEE*

Michael Bevacqua

Michael Kaufman

Daniel R. Osnoss

Gary E. Robinette, Chair

*

These individuals are the members of the Compensation Committee of Skyline Champion Corporation as of the filing of this proxy statement. The members of the compensation committee of the board of directors of Skyline who were responsible for making compensation decisions for the named executive officers during fiscal 2018 were: John C. Firth, Thomas L. Eisele, Matthew W. Long and Samuel S. Thompson.

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Summary Compensation Table

The following table sets forth information concerning the compensation earned by, awarded or paid to Skyline’s named executive officers for the fiscal periods ended March 31, 2018, May 31, 2017 and May 31, 2016, as applicable.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	Total ($)
Richard W. Florea	2018	309,475		—	184,500	181,373	209,351	884,699
President and Chief Executive Officer	2017	369,000		14,000	179,000	170,000	—	732,000
	2016	305,000	(2)	150,000	—	421,000	—	876,000

Jon S. Pilarski	2018	191,544		—	—	—	62,805	254,349
Chief Financial Officer

Jeffrey A. Newport	2018	208,654		—	—	—	125,610	334,264
Chief Operating Officer	2017	230,000		8,000	37,000	49,000	—	324,000

Robert C. Davis	2018	161,749		—	—	—	41,870	203,619
Vice President, Manufacturing

Terrence M. Decio	2018	204,314		—	—	—	62,805	267,119
Vice President, Marketing and Sales	2017	244,000		4,000	—	—	—	248,000
	2016	240,000		—	—	—	—	240,000

(1)

Amounts in these columns represent the aggregate grant date fair value of restricted stock and stock option awards granted in the relevant fiscal year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”). For the assumptions made in the valuation of these stock and option awards in fiscal 2016, 2017 and 2018, see Note 13 to Skyline’s audited consolidated financial statements included in Item 8 of Skyline’s Annual Report on Form 10-K for fiscal 2017 and Note 9 to Skyline’s consolidated financial statements (unaudited) included in Skyline’s Quarterly Report on Form 10-Q for the quarter ended March 3, 2018.

(2)

Mr. Florea was appointed President and Chief Executive Officer effective July 27, 2015, which was during the second month of Skyline’s 2016 fiscal year. The salary figure for Mr. Florea shown in this table for fiscal 2016 represents the salary earned by Mr. Florea for the portion of fiscal 2016 during which he was employed by Skyline, at an annual base salary of $360,000.

(3)

Amounts represent bonuses earned by Skyline’s named executive officers under the Bonus Plan with respect to the period beginning on June 1, 2017 and ending on June 3, 2018, prorated through the end of fiscal 2018. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program—Short-term incentive plan” above.

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Grants of Plan-Based Awards Table

The following table sets forth information regarding plan-based awards made to each of Skyline’s named executive officers during fiscal 2018.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	All Other Stock Awards: Number of Shares of Stock (#) (2)	All Other Option Awards: Number Of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name		Target ($)
Richard W. Florea	—	209,351	—	—	—	—
	7/13/17	—	30,000	—	—	184,500
	7/13/17	—	—	47,000	6.15	181,373
Jon S. Pilarski	—	62,805	—	—	—	—
Jeffrey A. Newport	—	125,610	—	—	—	—
Robert C. Davis	—	41,870	—	—	—	—
Terrence M. Decio	—	62,805	—	—	—	—

(1)

Amounts shown in the “Target” column represent bonuses earned by Skyline’s named executive officers under the Bonus Plan with respect to the period beginning on June 1, 2017 and ending on June 3, 2018, prorated through the end of fiscal 2018.    As described in Skyline’s “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program—Short-term incentive plan” above, each named executive officer is eligible to receive a percentage of Skyline’s adjusted net income as follows Mr. Florea, 2.5%; Mr. Pilarski, 0.75%; Mr. Newport, 1.5%; Mr. Davis, 0.5%; and Mr. Decio, 0.75%. There is no threshold, target or maximum amount associated with such bonuses. It is expected that such amounts will be paid to the named executive officers no later than August 15, 2018.

(2)

Represents restricted stock granted to Mr. Florea, which by its terms was scheduled to vest in one installment on the fifth anniversary of the date of grant, generally subject to Mr. Florea’s continued employment. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program—Long-term incentive awards” above. In connection with the Exchange, all of Mr. Florea’s outstanding restricted stock became fully vested.

(3)

Represents stock options granted to Mr. Florea, which by their terms were scheduled to vest over five years from the date of grant, in five equal installments beginning on the first anniversary of the grant date, generally subject to Mr. Florea’s continued employment. See “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program—Long-term incentive awards” above. In connection with the Exchange, all of Mr. Florea’s outstanding stock options became fully vested.

(4)	The exercise price is equal to the closing price per share of Skyline’s common stock on the grant date, as reported on the NYSE American.
(5)	Reflects the grant date fair value of stock option and restricted stock awards granted in fiscal 2018 determined in accordance with FASB ASC 718. See footnote (1) to the “Summary Compensation Table.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment agreement with Mr. Florea

Skyline entered into an Executive Employment Agreement effective and dated as of June 25, 2015 with Richard W. Florea, Skyline’s President and Chief Executive Officer. Mr. Florea’s employment with Skyline terminated on June 1, 2018.

The initial term of the employment agreement continued until May 31, 2017 and automatically renewed for successive one-year periods unless one of the parties gave 60-day prior notice of termination to the other party or the agreement was earlier terminated in accordance with its terms. The employment agreement provided Mr. Florea with an annual base salary of $360,000 (which was subsequently increased as reflected in the Summary Compensation Table above), and eligibility for an annual performance bonus for each of Skyline’s fiscal years in an amount up to 50% of his base salary based on the achievement of certain financial and

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operational goals for Skyline and Mr. Florea, as established by the Skyline board of directors. Mr. Florea’s entitlement to the annual performance bonus was superseded in fiscal year 2017 and fiscal 2018 by the Bonus Plan, which is described in the “Compensation Discussion and Analysis—Components of Skyline’s Executive Compensation Program—Short-term incentive plan” above.

Mr. Florea was also entitled to participate in the medical, life, and disability insurance plans, retirement plans, and other employee benefit plans and policies as established by Skyline from time to time upon the same terms as available to other executive officers of Skyline.

The employment agreement also provided for payments and benefits upon termination of Mr. Florea’s employment under certain conditions, as described under “Potential Payments Upon Termination or Change in Control” below.

Offer letters with Messrs. Pilarski, Newport and Davis

Skyline is party to offer letters with each of Messrs. Pilarski and Davis and, prior to his termination of employment on July 6, 2018, Mr. Newport. These offer letters set forth employees’ initial base salaries, which have been subsequently increased.

Mr. Newport’s offer letter also stated that he would be eligible to participate in an executive annual or quarterly bonus program once the program is reactivated or once a new program is initiated and that he and his dependents would be eligible to participate in Skyline’s group health benefits and that he will be able to participate in Skyline’s 401(k) plan subject to satisfying the applicable eligibility criteria.

In addition to base salary, Mr. Davis’s offer letter provides for three weeks of vacation and eligibility for him and his dependents to participate in Skyline’s group health insurance benefits.

Mr. Decio is not party to an offer letter with Skyline.

Outstanding Equity Awards at March 31, 2018

The following table and footnotes set forth information regarding outstanding equity awards held by the named executive officers as of March 31, 2018.

	Option Awards (11)					Stock Awards (11)
Name	Number of securities underlying unexercised options (#) exercisable (1)		Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#) (2)		Market value of shares or units of stock that have not vested ($) (3)
Richard W. Florea	80,000	(4)	120,000	$3.12	6/25/2025	—		$—
	3,600	(5)	14,400	$14.90	1/10/2027	—		$—
	—		47,000	$6.15	7/13/2027	—		$—
	—		—	$—	—	12,000	(6)	$264,000
	—		—	$—	—	30,000	(7)	$660,000
Jon S. Pilarski	—		—	$—	—	—		$—
Jeffrey A. Newport	10,000	(8)	15,000	$4.55	2/1/2026	—		$—
	1,200	(9)	4,800	$12.39	2/27/2027	—		$—
	—		—	$—	—	3,000	(10)	$66,000
Robert C. Davis	—		—	$—	—	—		$—
Terrence M. Decio	—		—	$—	—	—		$—

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(1)

The options to purchase common stock listed in this column each were scheduled to vest in annual equal installments over five years from the date of grant, generally subject to the named executive officer’s continued employment.

(2)

The figures listed in this column each represent a grant of shares of restricted stock under the Skyline’s 2015 Stock Incentive Plan (the “2015 Plan”), each of which was scheduled to vest in full on the fifth anniversary of each such grant, generally subject to the named executive officer’s continued employment.

(3)

The amounts in this column have been calculated by multiplying $22.00 (the closing price of Skyline’s common stock on the last trading day of fiscal 2018, which was March 29, 2018) by the number of shares of stock.

(4)	Remaining vesting dates were June 25 of each of 2018, 2019 and 2020.
(5)	Remaining vesting dates were January 10 of each of 2019, 2020, 2021 and 2022.
(6)	Remaining vesting date was January 10, 2022.
(7)	Remaining vesting date was July 13, 2022.
(8)	Remaining vesting dates were February 1 of each of 2019, 2020 and 2021.
(9)	Remaining vesting dates were February 27 of each of 2019, 2020, 2021 and 2022.
(10)	Remaining vesting date was February 27, 2022.
(11)	The vesting of the unvested portion of each of the stock option and restricted stock awards listed in the above table was accelerated in full in connection with the Exchange.

Option Exercises and Stock Vested

No named executive officers exercised stock options or became vested in stock awards during fiscal 2018.

Pension Benefits and Nonqualified Deferred Compensation

Pursuant to Skyline’s 1989 Deferred Compensation Plan (the “Deferred Compensation Plan”), participants in the Deferred Compensation Plan (or their estates or beneficiaries) will commence receiving payments of deferred compensation in fixed amounts no later than ninety (90) days following the participant’s retirement, permanent disability or death. If a participant’s employment is terminated due to “retirement” (as defined in the Deferred Compensation Plan) on or after the participant’s eligibility date that is listed in Exhibit A to the Deferred Compensation Plan, Skyline will begin paying in monthly installments to the participant a fixed annual deferred compensation amount as set forth in the Deferred Compensation Plan, such annual amount to be paid for a period of ten years following the participant’s retirement.

Messrs. Pilarski and Decio are participants in the Deferred Compensation Plan and are entitled to annual deferred compensation amounts of $60,000 and $75,000, respectively. As of the end of fiscal 2018, Mr. Decio was vested in his benefits under the Deferred Compensation Plan, and under the general terms of the Deferred Compensation Plan, Mr. Pilarski will become eligible to receive amounts deferred under the Deferred Compensation Plan which are due to him as a result of his retirement when he reaches age 62. However, notwithstanding the foregoing, under the terms of the Deferred Compensation Plan, if there is a change in control of Skyline (defined as a change in ownership of more than 50% of Skyline’s common stock in one transaction) the rights of the participants will vest at the time of the closing of such transaction. The Exchange constituted a change in control of Skyline for purposes of this plan and, in connection with the Exchange, Mr. Pilarski became fully vested in his benefits under the Deferred Compensation Plan.

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The following table provides the present value of the accumulated benefits under the Deferred Compensation Plan for each of Messrs. Decio and Pilarski.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments Made During Last Fiscal Year ($)
Terrence M. Decio	1989 Deferred Compensation Plan	—	617,764	—
Jon S. Pilarski	1989 Deferred Compensation Plan	—	373,308	—

(1)

In the event of death following retirement, Messrs. Decio’s and Pilarski’s beneficiaries are entitled to amounts of $75,000 and $40,000, respectively, for the remaining portion of the ten-year payout period following their respective deaths. For Mr. Decio, the annual death benefit and annual deferred compensation amounts are both $75,000. The figures in this table assume that Mr. Pilarski will not receive the death benefit amount during any portion of the time that he is receiving payments under the Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

The employment agreement with Mr. Florea provided for severance payments and benefits in connection with specified termination events, subject to Mr. Florea’s timely and effective execution of a separation agreement provided by Skyline containing a release of claims and other customary terms and continued performance of the restrictive covenants described below. The other named executive officers were not entitled to any severance payments under any plans of or agreements with Skyline. Under the Exchange Agreement, however, they are eligible for severance benefits in accordance with the severance terms provided under that agreement, subject to such named executive officer signing and delivering a termination and release agreement, which may include restrictive covenants at Skyline’s discretion.

Mr. Florea

Under his employment agreement, Mr. Florea was entitled to receive severance benefits if his employment was terminated under certain circumstances. If Skyline terminated Mr. Florea’s employment without “Cause” (as defined in the employment agreement) in contemplation of a “Change in Control” (as defined in the employment agreement) or without Cause within six months after the occurrence of a Change in Control, then he was entitled to the following severance benefits: (i) his then-current base salary for an 18-month period; and (ii) all stock options granted to Mr. Florea on June 25, 2015 would have immediately vested. These severance benefits would have been payable to Mr. Florea in equal quarterly installments with the first installment payable on the first day of the seventh month after the date on which his employment was terminated. However, if Mr. Florea accepted other employment or other consulting engagements within the above-referenced 18-month severance period, his remaining severance payments would have been reduced by the total amount of the base salary earned by or paid to Mr. Florea in connection with his subsequent employment or engagement.

If Mr. Florea’s employment agreement was terminated for any reason other than in connection with a Change in Control as described in the preceding paragraph, he would have received his earned but unpaid base salary through the date of termination, any reimbursable business expenses, and any accrued but unpaid vested amounts under any of Skyline’s employee benefit plans, and if the termination was without “Cause,” severance payments equal to his then-current base salary for a 9-month period.

As described above, Mr. Florea’s employment was terminated following the end of fiscal 2018 in connection with the Exchange. At the time of his termination of employment, he entered into a separation and release agreement, the terms of which amended the severance provisions of his employment agreement to provide for a lump sum severance payment.

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Messrs. Pilarski and Newport

Pursuant to the Exchange Agreement, if Mr. Pilarski or Mr. Newport are still employed as of the Exchange, and if Mr. Pilarski or Mr. Newport’s employment is terminated, other than for cause, within 12 months after the consummation of the Exchange, then the terminated named executive officer will be entitled to severance pay equal to: (A) in the case of Mr. Newport, 26 weeks of pay, at the base rate of pay in effect for Mr. Newport at the time of termination, or (B) in the case of Mr. Pilarski, 52 weeks of pay, at the base rate of pay in effect for Mr. Pilarski at the time of termination. The executives will receive their severance in substantially equal installments on the same schedule as payments are made under Skyline’s regularly scheduled payroll practice. Receipt of severance payments is conditioned on the named executive officer’s execution of a termination and release agreement, which may, at Skyline’s discretion, include restrictive covenants.

Mr. Newport’s employment with the Company terminated on July 6, 2018 and, in connection with such termination, he became entitled to the severance described above.

Messrs. Davis and Decio

Pursuant to the Exchange Agreement, if Mr. Davis or Mr. Decio are still employed as of the occurrence of the Exchange, and if Mr. Davis or Mr. Decio’s employment is terminated, other than for cause, within 12 months after the Exchange occurs, then the terminated named executive officer will be entitled to severance pay equal to equal to one week of pay, at his base rate of pay in effect at the time of termination, for each full year of continuous service with Skyline, with a minimum of four weeks and a maximum of 26 weeks. The executives will receive their severance in substantially equal installments on the same schedule as payments are made under Skyline’s regularly scheduled payroll practice. Receipt of severance payments is conditioned on the named executive officer’s execution of a termination and release agreement, which may, at Skyline’s discretion, include restrictive covenants.

Mr. Pilarski

Please refer to the section above titled “Pension Benefits and Nonqualified Deferred Compensation” for a discussion of the impact of a change of control on Mr. Pilarski’s entitlement to benefits under the Deferred Compensation Plan.

Equity Awards

Under the Exchange Agreement, each incentive equity award that Skyline had granted to each of Messrs. Florea and Newport under the 2015 Plan (all of which were subject to vesting or other lapse restrictions) that was outstanding upon the occurrence of the Exchange fully vested in connection with the consummation of the Exchange, and such vesting was subject to each of Messrs. Florea and Newport executing and delivering to Skyline a release of claims with respect to such equity awards prior to the occurrence of the accelerated vesting.

Please also see the section above titled “Potential Payments Upon Termination or Change in Control – Mr. Florea” for a description of a provision in Mr. Florea’s employment providing for double-trigger accelerated vesting of Mr. Florea’s 2015 stock option award in connection with a change in control of Skyline.

Restrictive covenants

Pursuant to his employment agreement, Mr. Florea is bound by certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with Skyline or to solicit Skyline’s customers, prospective customers, employees or other service providers during employment and generally for a period equal to the time that Mr. Florea receives severance payments following termination of his employment without Cause.

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Estimated severance payments

The following tables set forth the dollar value of the estimated payments and benefits that would have become due to Mr. Florea in each of the termination scenarios described above, assuming the applicable triggering event occurred on March 31, 2018. As described above, Mr. Florea’s employment terminated without cause in connection with the Exchange and he was paid $556,200 of severance shortly after the consummation of the Exchange. The actual values associated with the accelerated vesting of Mr. Florea’s stock options and restricted stock were different than the values reflected in the below table because the actual amounts were based on a per share price at the close of trading on the date that the Exchange was consummated. Severance amounts for other named executive officers are not included because they would not have been entitled to severance had their employment terminated on March 31, 2018 because the Exchange had not been consummated on this date.

Richard W. Florea
Name	Termination by Skyline Without Cause in Connection with a Change in Control (1)		Termination by Skyline Without Cause Not in Connection with a Change in Control
Severance payments	$556,200		$278,100
Accelerated vesting of stock options	3,112,790	(1)	755,200	(1)
Accelerated vesting of restricted stock	924,000	(1)	—
Total	4,592,990		1,033,300

(1)

The value of the accelerated vesting was calculated based on a per share price of $22.00 (the closing price of Skyline’s common stock on the last trading day of fiscal 2018, which was March 29, 2018), less, in the case of stock options, their applicable exercise prices.

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Director Compensation for Fiscal 2018

During fiscal 2018, directors who were not employees of Skyline received an annual fee of $20,000 payable in quarterly installments and received $1,000 for each meeting of the board of directors or committee he attended. In addition, the non-executive Chairman received an annual fee of $110,000. The Chairman of the Audit Committee received $4,000 annually and the remaining members of the Audit Committee received $3,000 annually, payable in quarterly installments. Chairmen of the other committees who were not employees of Skyline received an additional $3,000 annually, and members of the other committees who were not employees of Skyline received an additional $2,000 annually, payable in quarterly installments. Members of a Special Committee formed to explore strategic alternatives each received a fee of $15,000.

Director Compensation for fiscal 2018

The following table summarizes payments made to directors for fiscal 2018. Mr. Florea received no compensation as a director of Skyline. The compensation received by Mr. Florea as an executive officer of Skyline during fiscal 2018 is reflected in the section titled “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)
Arthur J. Decio	15,000
John C. Firth	156,750
Thomas L. Eisele	15,500
Matthew W. Long	19,500
Samuel S. Thompson	74,000
John W. Rosenthal, Sr.	73,750
Jerry Hammes	14,750
William H. Lawson	10,417
David T. Link	14,750

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of Skyline employees and the total annual compensation of the Chief Executive Officer. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because Securities and Exchange Commission rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below.

For fiscal 2018, the median of the annual total compensation of all Skyline employees (other than its Chief Executive Officer) was $31,045. For fiscal 2018, the annual total compensation of the Skyline Chief Executive Officer, as reported in the “Total” column of our 2018 Summary Compensation Table, was $884,699. Based on this information, the ratio of annual total compensation of the Chief Executive officer to the median of the annual total compensation of all other employees for fiscal 2018 is estimated to be 28.5 to 1.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the median employee, we took the following steps:

•

As of December 31, 2017, Skyline’s employee population consisted of approximately 1,231 individuals, all of whom were located in the United States. This population consisted of all of full-time and part-time, and seasonal employees. This population does not include independent contractors or leased workers who were engaged through an unaffiliated third-party staffing agency.

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•

To identify the “median employee” from the employee population, we used gross wages for 2017. We did not annualize the compensation of any individuals who were employed for less than the full calendar year.

•

We identified Skyline’s median employee using this compensation measure, which was consistently applied to all of Skyline’s employees who were included in the calculation. Since all of Skyline’s employees were located in the United States, as was Skyline’s Chief Executive Officer, we did not make any cost-of-living adjustments in identifying the “median employee.”

•

Once we identified Skyline’s median employee, we combined all of the elements of such employee’s compensation for fiscal 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $31,045.

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Proposal No. 2 – Advisory Vote on Executive Compensation

Skyline Champion’s Compensation Committee oversees the compensation program and compensation awarded. In addition, it adopts changes to the program and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program.

These objectives include:

•	to compete for and retain managerial talent,

•	to reward profitable growth and increase shareholder returns, and

•	to effectively tie pay to performance.

The Board is asking the shareholders to indicate their support for the named executive officers’ compensation for fiscal year 2018. For the avoidance of doubt, the named executive officers include Messrs. Florea, Pilarski, Newport, Davis and Decio, each of whom was removed, without cause, from his position as an executive officer in connection with the Exchange. Their compensation was approved by the compensation committee of the board of directors of Skyline prior to the Exchange, and no members of such committee currently serve on the Compensation Committee of the Skyline Champion Board of Directors. The Board believes the executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with the shareholders’ interests to support long-term value creation.

Shareholders may vote for or against the following resolution, or abstain from voting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers. The proposed resolution is:

RESOLVED, that the compensation paid to Skyline Champion’s named executive officers for fiscal year 2018, as disclosed in the executive compensation discussion included in the 2018 Proxy Statement, is hereby approved.

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

PROPOSAL 2, ON AN ADVISORY BASIS.

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Proposal No. 3 – 2018 Equity Incentive Plan

At the 2018 Annual Meeting, shareholders will be asked to approve the Skyline Champion Corporation 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan was adopted by the Board on August 31, 2018, acting on the recommendation of our Compensation Committee, and will become effective upon receiving shareholder approval at the 2018 Annual Meeting.

Equity awards will be an important part of our go-forward compensation program. The use of equity awards will align the interests of our executive officers, directors and key employees with those of our shareholders, encourage long-term retention and incentivize long-term value creation.

The Board believes that the 2018 Plan will promote the interests of shareholders and is consistent with principles of good corporate governance, including:

•

No Discounted Options or SARs. All options and stock appreciation rights (“SARs”) awarded under the 2018 Plan must have an exercise or base price that is not less than the fair market value of a share of our common stock on the date of grant.

•

Limits on Non-Employee Director Awards. The 2018 Plan limits the aggregate amount of compensation, including the value of equity awards, that may be paid to non-employee directors in any calendar year.

•	No Repricing. The 2018 Plan prohibits any repricing of options and SARs, unless approved by shareholders or in connection with a corporate transaction involving us.

•

No Liberal Share Recycling. Shares underlying options and other awards issued under the 2018 Plan will not be recycled into the share pool under the 2018 Plan if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award.

•

Restrictions on Dividends and Dividend Equivalents. The 2018 Plan prohibits participants from receiving current dividends that are paid before the underlying award vests, and dividends and dividend equivalents are only payable to participants in limited circumstances.

•	No “Reloads.” The 2018 Plan prohibits automatic “reload” grants of additional awards upon exercise of an option or SAR or otherwise as a term of an award.

•	No Tax Gross-Ups. The 2018 Plan does not provide for tax gross-ups with respect to awards.

Existing Equity Plan Information

On June 25, 2015, prior to the Exchange, the Board of Directors of Skyline Corporation adopted the 2015 Skyline Corporation Stock Incentive Plan (the “2015 Plan”), and shareholders of Skyline Corporation subsequently approved the 2015 Plan. If the 2018 Plan is approved by shareholders, the Company will grant all future equity awards under the 2018 Plan, and will not make any additional grants under the 2015 Plan. Upon its approval, the 2018 Plan will be our only equity plan under which we may grant stock options and other stock-based awards in the future.

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The table below includes information regarding awards outstanding under the 2015 Plan and the number of shares available for future awards under the 2015 Plan as of September 4, 2018.

	Number of shares (as of September 4, 2018)	As a percentage of stock outstanding (56,511,252 shares as of September 4, 2018)
Shares subject to outstanding stock options under the 2015 Plan	—	—%
Shares subject to awards, other than stock options, outstanding under the 2015 Plan	—	—%
Total shares subject to existing outstanding equity awards	—	—%
Shares available for future awards under 2015 Plan (1)	332,000	0.6%
TOTAL:	332,000	0.6%

(1)	If the 2018 Plan is approved, shares then available for issuance for awards under the 2015 Plan will not be rolled in or otherwise become available under the 2018 Plan.

Reasons for Seeking Shareholder Approval

The Board believes that equity awards will be an important part of our compensation program. Shareholder approval of the 2018 Plan would facilitate the Company’s ability to attract and retain key employees (including executive officers), non-employee directors, and key consultants and advisors with equity and equity-based incentives. The shares available for future issuance under the 2015 Plan will not be sufficient to meet the Company’s needs in respect of equity awards. Based on the advice of Lyons, Benenson & Company, the Compensation Committee’s independent compensation consultant, and after reviewing the Company’s historic grant rates and expected compensation philosophy with respect to go-forward equity awards, the Company believes that the shares proposed to be made available for issuance under the 2018 Plan will be sufficient to meet the Company’s anticipated needs for future awards over the next three to five years.

Description of the 2018 Plan

A copy of the 2018 Plan is attached to this Proxy Statement as Appendix A. The following description of certain features of the 2018 Plan is qualified in its entirety by reference to the full text of the plan.

Purposes. The 2018 Plan is intended to advance the Company’s interests by providing for the grant to participants of equity-based awards. The purposes of the 2018 Plan are to attract, retain, and reward key employees and non-employee directors of, and consultants and advisors to, the Company and its subsidiaries, to incentivize them to generate shareholder value, to enable them to participate in the growth of the Company and to align their interests with the interest of the Company’s shareholders.

Plan Administration. The 2018 Plan is administered by our Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (our Compensation Committee or the Board, as applicable, is referred to in this Proposal No. 3 as “our Compensation Committee”). Our Compensation Committee has the discretionary authority, subject only to the express provisions of the 2018 Plan, to, among other things, administer and interpret the 2018 Plan and any awards granted under the 2018 Plan, determine eligibility for, grant and determine the terms of awards under the 2018 Plan (including, the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any such award), determine the form of settlement of awards under the 2018 Plan and to do all things necessary to carry out the purposes of the 2018 Plan. Our Compensation Committee’s determinations with respect to the 2018 Plan or any award granted thereunder are conclusive and binding.

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Authorized Shares. Subject to adjustment, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2018 Plan is 6,000,000 shares of common stock. Shares withheld by the Company in payment of the exercise or purchase price of an award or in satisfaction of tax withholding requirements and the full number of shares covered by a SAR, any portion of which is settled in shares, will be counted as issued under the 2018 Plan. However, shares of common stock underlying awards that are settled in cash or otherwise expire, become unexercisable, terminate, or are forfeited to or repurchased by the Company without the issuance of shares will not be counted as issued under the 2018 Plan. Shares of our common stock underlying awards that were granted in substitution for one or more equity awards of an acquired company that were converted, replaced, or adjusted in connection with a corporate transaction will not reduce or be added to (in the event such award is settled, expires, becomes unexercisable, terminates or is forfeited without the delivery of shares) the number of shares of common stock that may be delivered in satisfaction of awards under the 2018 Plan. The number of shares of our common stock available for delivery under the 2018 Plan will not be increased by any shares delivered under the 2018 Plan that are subsequently repurchased using proceeds directly attributable to option exercises. Shares of common stock to be issued under the 2018 Plan may be authorized but unissued shares of our common stock or previously-issued shares acquired by the Company. As of August 31, 2018, the closing price of a share of our common stock was $28.91.

Eligibility. Our Compensation Committee may select participants from among the key employees, non-employee directors, consultants and advisors of the Company and its subsidiaries. As of August 31, 2018, approximately 100 employees, 4 non-employee directors and 10 consultants and advisors are currently eligible to participate in the 2018 Plan.

Limitations on Awards to Non-Employee Directors. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted under the 2018 Plan and compensation outside of the 2018 Plan, for such calendar year may not exceed $400,000.00.

Types of Awards. The 2018 Plan provides for grants of options, SARs, restricted and unrestricted stock and stock units, performance awards, and other awards convertible into or otherwise based on shares of our common stock. Dividend equivalents may also be provided in connection with an award under the 2018 Plan. However, dividends and dividend equivalents may not be paid in respect of stock subject to an award unless and until the award has vested, and, except in connection with certain corporate transactions, no dividends or dividend equivalents may be paid with respect to options or SARs while they remain unexercised.

•

Options and SARs: The per share exercise price of an option, and the per share base price against which a SAR is to be measured, must not be less than the fair market value (or, in the case of an ISO granted to a ten percent shareholder, 110% of the fair market value) of a share of common stock on the date of grant. Options and SARs may have a maximum term of no more than 10 years (or, in the case of an ISO granted to a ten percent shareholder, five years) from the date of grant. Our Compensation Committee determines the time or times at which options or SARs become exercisable and the terms on which such awards remain exercisable.

•	Restricted and unrestricted stock: A restricted stock award is an award of common stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.

•

Stock units: A stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance conditions or other vesting conditions.

•	Performance awards: A performance award is an award the vesting, settlement or exercisability of which is subject to specified performance criteria.

Vesting. Our Compensation Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award.

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No Repricing. Except in connection with a corporate transaction involving the Company, without the prior approval of the our shareholders, we may not amend the terms of an outstanding option or SAR to reduce the exercise price or base value of the award, cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base value that is less than the exercise price or base value of the original award, or cancel outstanding options or SARs that have an exercise price or base value greater than the fair market value of a share of our common stock on the date of such cancellation in exchange for cash or other consideration.

Termination of Employment. Our Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by our Compensation Committee, upon a termination of employment all unvested options and SARs will terminate and all other unvested awards will be forfeited.

Performance Criteria. The 2018 Plan provides that grants of performance awards may be made based upon, and subject to achieving, “performance objectives” over a specified performance or vesting period. Performance objectives and any targets with respect thereto determined by our Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to the participant individually, or to a business unit or division of the Company as a whole and may relate to any or any combination of the following or any other criterion or criteria determined by our Compensation Committee (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as our Compensation Committee specifies): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; center openings (including openings in new markets); new service or product lines; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Our Compensation Committee may provide in the case of any performance award that one or more of the performance objectives applicable to an award will be adjusted to reflect events occurring during the performance period of such award that affect the applicable performance objectives.

Transferability. Awards under the 2018 Plan may not be transferred except by will or by the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by our Compensation Committee in accordance with the terms of the 2018 Plan.

Recovery of Compensation. Subject to applicable law, our Compensation Committee may provide in any case that any outstanding award under the 2018 Plan (whether or not vested or exercisable) and the proceeds from the exercise or disposition of any award or shares of common stock acquired under any such award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the participant to whom such award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound or (ii) any Company policy applicable to the participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes awards under the 2018 Plan. In addition, our Compensation Committee may require forfeiture and disgorgement to the Company of any outstanding award under the 2018 Plan and the proceeds from the exercise or disposition of any shares of common stock acquired under any such award, with interest and related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act or any applicable Company policy.

Merger, Dissolution or Liquidation Transactions. In the event of a consolidation, merger or similar transaction or series of related transactions, a sale or transfer of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company, our Compensation Committee may, among other things, provide for continuation or assumption of some or all outstanding awards, for new grants in substitution of outstanding awards, for the

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accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as our Compensation Committee may otherwise determine, awards not assumed or substituted in connection with the transaction will immediately terminate upon the consummation of such transaction. Our Compensation Committee need not treat participants or awards under the 2018 Plan (or portions thereof) in a uniform manner in connection with a covered transaction.

Adjustment. In the event of certain corporate transactions (including a stock dividend, stock split or combination of shares, extraordinary cash dividend, recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718), our Compensation Committee shall make appropriate adjustments to the maximum number of shares that may be delivered under the 2018 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. Our Compensation Committee may also make the types of adjustments described above to take into account distributions and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion and preserve the value of awards.

Amendment and Termination. Our Compensation Committee may amend the 2018 Plan or outstanding awards, or terminate the 2018 Plan as to future grants of awards, except that our Compensation Committee may not alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the 2018 Plan or reserved by our Compensation Committee). Shareholder approval will be required for any amendment to the extent such approval is required by law or applicable stock exchange requirements, as determined by our Compensation Committee.

Certain Material U.S. Federal Income Tax Consequences

The following discussion summarizes certain material federal income tax consequences associated with the grant and exercise of awards under the 2018 Plan under the federal tax law as in effect on the date of this Proxy Statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2018 Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. In general, a participant realizes no taxable income upon the grant of an ISO and does not realize any ordinary income in connection with the exercise of the ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise results in ordinary income to the participant (and a the availability of a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, in the case of an NSO, a participant has no taxable income at the time of grant but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment upon the exercise of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the

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participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2018 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. In general, the grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company at such time), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Stock Awards. A participant who receives a stock award generally is required to recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are granted over the purchase price (if any) paid for the shares. The Company generally will be entitled to a corresponding deduction.

Certain Change of Control Payments. Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2018 Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

New Plan Benefits

Our Compensation Committee has not granted any awards under the 2018 Plan subject to shareholder approval of the 2018 Plan. Our Compensation Committee has full discretion to determine the amount of the awards to be made to participants under the 2018 Plan, subject to the limits described above under Description of the 2018 Plan—Limitations on Awards to Non-Employee Directors. Therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2018 Plan. For information on equity awards made in fiscal 2018 to named executive officers, please refer to the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” under the heading “Executive Compensation” elsewhere in this Proxy Statement.

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the approval with respect to the 2018 Plan. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3 AND THE APPROVAL OF THE 2018 OMNIBUS LONG-TERM INCENTIVE PLAN.

2018 Proxy Statement Skyline Champion Corporation	34

Equity Compensation Plan Information

The following table provides information as of March 31, 2018 with respect to shares of our common stock that may be issued under existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	331,000	$5.03	318,000
Equity compensation plans not approved by security holders	—	—	—
Total	331,000	$5.03	318,000

2018 Proxy Statement Skyline Champion Corporation	35

Audit Committee Report

As set forth in Section 12240.4 of the SEC’s Division of Corporate Finance Financial Reporting Manual, which covers situations involving acquisitions where the registrant elects to adopt the fiscal year of the accounting acquirer, the Company was required to file the audited consolidated financial statements of Champion Holdings that would be included in an Annual Report on Form 10-K for the period ended March 31, 2018. The Audit Committee reviewed and discussed the Champion Holdings’ audited financial statements for the year ended March 31, 2018 with management and the Board of Directors and discussed with Ernst & Young LLP, Champion Holdings’ independent registered public accounting firm during the year ended March 31, 2018, the matters required to be discussed by Public Company Accounting Oversight Board (United States) (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures regarding Ernst & Young LLP’s independence as required by the applicable standards of the PCAOB. The Audit Committee also discussed with the independent registered public accounting firm the auditors’ independence from management and Skyline Champion, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm. Based on the above mentioned review and discussion with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Champion Holding’s audited financial statements be filed as an exhibit to the Current Report on Form 8-K, as amended, filed with the SEC on June 14, 2018.

The Exchange was accounted for as a reverse acquisition under the acquisition method of accounting as provided by the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations. Champion Holdings is considered the accounting acquirer. The Exchange was completed on June 1, 2018, and therefore, the historical results of operations for Champion Holdings reflected in the audited financials for fiscal year ended March 31, 2018 filed by Skyline Champion do not reflect the effects of the Exchange nor do they include any results of operations of Skyline.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Skyline Champion specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee

Timothy Bernlohr

John C. Firth

Gary E. Robinette

2018 Proxy Statement Skyline Champion Corporation	36

Independent Registered Public Accounting Firm

Audit and Other Fees

The following table sets forth the aggregate fees billed to Skyline Champion or Champion Holdings (prior to the Exchange) by Ernst & Young LLP for professional services rendered for the fiscal years ended March 31, 2018 and April 1, 2017:

	Year Ended	Year Ended
Fees	March 31, 2018	April 1, 2017
Audit fees (1)	$1,158,093	$623,011
Tax fees (2)	$149,105	$50,395

	$1,307,198	$673,406

(1)

Audit fees include fees billed and expected to be billed by Ernst & Young LLP for professional services rendered for the audit of Champion Holdings’ annual financial statements, as well as professional services rendered in conjunction with the Exchange.

(2)	Tax fees include professional services provided by Ernst & Young LLP for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy that it must pre-approve all audit and permissible non-audit services to be performed by Skyline Champion’s independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for Skyline Champion in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independent review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the auditors’ independence. With respect to any additional services proposed to be performed by the independent auditors during the year, management will evaluate the impact on the independent auditor’s independence and obtain Audit Committee approval for such service.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence and has determined in their judgment that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

On June 4, 2018, the Audit Committee approved the engagement of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending March 30, 2019. On June 4, 2018, the Audit Committee dismissed Skyline Champion’s former registered public accounting firm, Crowe Horwarth LLP. Within the past two fiscal years, the accountant’s report provided by Crowe Horwarth LLP did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the audit report on the financial statements of the Company as of and for the fiscal year ended May 31, 2017, which identified a material weakness in the Company’s internal control over financial reporting as of May 31, 2017 as it relates to the accuracy and valuation of raw material and inventories. During the two most recent fiscal years, there were no disagreements between the Company and Crowe Horwarth LLP relating to any matter of accounting principals or practices, financial statement disclosure, or auditing scope and procedure.

2018 Proxy Statement Skyline Champion Corporation	37

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending March 30, 2019. The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the 2018 Annual Meeting. If a quorum is present, the proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm will require approval by a majority of the votes cast in person or by proxy at the 2018 Annual Meeting. Shareholder ratification of the appointment is not required by law or otherwise. The Board is submitting this proposal to our shareholders for ratification because it believes it to be a good corporate practice.

If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may still retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of Skyline Champion and our shareholders. Representatives of Ernst & Young LLP are expected to attend the 2018 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF SKYLINE CHAMPION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

2018 Proxy Statement Skyline Champion Corporation	38

Beneficial Ownership of Common Stock

As of September 4, 2018, the record date for the 2018 Annual Meeting, our directors and executive officers beneficially owned, in the aggregate, 13,150,145 shares of Skyline Champion common stock (or collectively approximately 23.3% of the outstanding shares of Common Stock).

The following table describes the shares of Skyline Champion common stock that each of the following persons beneficially owned as of September 4, 2018:

•	each of Skyline Champion’s current directors;

•	Skyline Champion’s named executive officer;

•	all of Skyline Champion’s current directors and executive officers as a group; and

•	each other person known by Skyline to beneficially own more than five percent of the outstanding shares of Skyline common stock.

Information with respect to the directors and executive officers is based on our records and data supplied by each of the directors and executive officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock is based on filings those persons have made with the SEC.

Name **	Position	Shares of Common Stock Beneficially Owned	Percent of Class
DIRECTORS:
Keith Anderson	Chief Executive Officer, Director	1,370,974	2.4%
Timothy Bernlohr	Chairman of the Board, Director	50,631	*
Michael Bevacqua (1)	Director	—	—
John C. Firth	Director	10,500	*
Richard W. Florea	Director	165,250	*
Michael Kaufman (2)	Director	10,405,817	18.4%
Daniel R. Osnoss (3)	Director	—	—
Gary E. Robinette	Director	50,631	*

Name **	Position	Shares of Common Stock Beneficially Owned	Percent of Class
NAMED EXECUTIVE OFFICERS (4):
Jon S. Pilarski (4)	Former Chief Financial Officer	—	*
Jeffery A. Newport (4)	Former Chief Operating Officer	34,000	*
Robert C. Davis (4)	Former Vice President, Manufacturing	—	*
Terence M. Decio (4)	Former Vice President, Marketing and Sales	30,080	*
All executive officers and directors of Skyline as a group (16 persons) (5)		13,150,145	23.3%

GREATER THAN 5% SHAREHOLDERS:
Centerbridge Capital Partners, L.P. and related investment funds (6)		10,461,521	18.5%
MAK Champion Investment LLC and related investment funds (7)		10,405,817	18.4%
Sankaty Champion Holdings, LLC and related investment funds (8)		10,576,720	18.7%

2018 Proxy Statement Skyline Champion Corporation	39

*	Indicates less than 1.0% of the total number of outstanding shares of Skyline common stock calculated in accordance with Rule 13d-3 under the Exchange Act.
**	Unless otherwise indicated, the address for all persons is P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515
(1)

Does not include shares of common stock held by Sankaty Champion Holdings, LLC and related investment funds. Mr. Bevacqua is a Managing Director of Bain Capital Credit (defined below) and as a result may be deemed to share beneficial ownership of the shares held by Bain Capital Credit. The address of Mr. Bevacqua is c/o Bain Capital Credit, 200 Clarendon Street, Boston, MA 02116.

(2)

Includes the shares of common stock held by MAK Champion and MAK-ro (each as defined below). Mr. Kaufman possesses the voting and dispositive power over such shares and may be deemed to have beneficial ownership of such shares. The address of Mr. Kaufman is c/o MAK Capital One, 590 Madison Avenue, Suite 2401, New York, New York 10022.

(3)

Mr. Osnoss, a Senior Managing Director of Centerbridge Partners, L.P. and direct and indirect owner of interests in Centerbridge Capital Partners, L.P., Centerbridge Capital Partners SBS, L.P. and Centerbridge Capital Partners Strategic, L.P. disclaims beneficial ownership of shares owned by such funds, as described in note 6 below, except to the extent of his pecuniary interest therein. The address of Mr. Osnoss is c/o Centerbridge Partners, 375 Park Avenue, New York, New York 10152.

(4)

Each of Messrs. Pilarski, Newport, Davis and Decio resigned as officers of Skyline Champion as of June 1, 2018 in connection with the Exchange. Mr. Florea is also a named executive officer and resigned as an executive officer of Skyline Champion as of June 1, 2018.

(5)

In addition to the shares held by directors and the Skyline Champion named executive officers identified in the table above, the shares held by Skyline Champion executive officers include 248,160 shares held by Laurie Hough, Executive Vice President, Chief Financial Officer, 543,319 shares held by Mark Yost, Executive Vice President, 189,780 shares held by Roger Scholten, Senior Vice President, General Counsel, and 51,003 shares held by Timothy Burkhardt, Vice President and Controller.

(6)

The shares included in the table consist of: 9,799,020 shares held by Centerbridge Capital Partners, L.P., 331,554 shares held by Centerbridge Capital Partners Strategic, L.P., 241,026 shares held by CCP Champion Investors, LLC and 89,921 shares held by Centerbridge Capital Partners SBS, L.P. Centerbridge Associates, L.P. is the general partner of each of Centerbridge Capital Partners, L.P. and Centerbridge Capital Partners Strategic, L.P., and the manager of CCP Champion Investors, LLC. Centerbridge Cayman GP Ltd. is the general partner of Centerbridge Associates, L.P. CCP SBS GP, LLC is the general partner of Centerbridge Capital Partners SBS, L.P. Jeffrey H. Aronson and Mark T. Gallogly are the directors of Centerbridge Cayman GP Ltd. and managing members of CCP SBS GP, LLC. The business address of each of the entities and persons identified in this note is 375 Park Avenue, New York, New York 10152.

(7)

The shares included in the table consist of: 7,596,246 shares held by MAK Champion Investment LLC (“MAK Champion”) and 2,809,571 shares held by MAK-ro Capital Master Fund LP (“MAK-ro”). MAK Champion Investment LLC is wholly owned by the MAK Capital Fund LP. MAK GP LLC is the general partner of, and MAK Capital One LLC is the investment adviser to, each of MAK Capital Fund LP and MAK-ro Capital Master Fund LP. Michael A. Kaufman is the managing member of MAK GP LLC and MAK Management LLC. The business address of each of the entities and persons identified above is 590 Madison Avenue, Suite 2401, New York, New York 10022.

(8)

The shares included in the table consist of: 7,703,684 shares held by Sankaty Champion Holdings, LLC (“SCH”), whose manager is Bain Capital Credit Member, LLC (“BCCM”) and 2,873,036 shares held by Sankaty Credit Opportunities IV, L.P. (together with SCH, “Bain Capital Credit”), whose sole general partner is Sankaty Credit Opportunities Investors IV, LLC, whose managing member is BCCM. Bain Capital Credit has an address of 200 Clarendon Street, Boston, MA 02116.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership of our

2018 Proxy Statement Skyline Champion Corporation	40

stock and reports of changes in that beneficial ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended March 31, 2018 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

Certain Relationships and Related Transactions

Management Agreement

Champion Holdings was a party to a management agreement with the Principal Shareholders pursuant to which it paid an annual management fee to the Principal Shareholders of $1.5 million plus reimbursable expenses. Under the agreement, the Principal Shareholders provided management, consulting, financial and other advisory services to Champion Holdings. The management agreement was terminated in connection with the completion of the Exchange. No future fees will be due or payable under the management fee agreement.

Registration Rights Agreement

On the Closing Date, the Company, the Principal Shareholders, Champion Holdings and certain other parties entered into a registration rights agreement providing for, among other things, customary demand registration rights in favor of the Principal Shareholders and “piggyback” registration rights in favor of the Principal Shareholders, and Arthur J. Decio.

Investor Rights Agreement

On the Closing Date, the Company, the Principal Shareholders and Champion Holdings entered into an investor rights agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides for, among other things, certain information rights and certain agreements relating to the composition of the Board of Directors.

Transition Services Agreement

On the Closing Date, the Company and Champion Holdings entered into a transition services agreement, pursuant to which the Company will provide certain services to Champion Holdings beginning on the Closing Date, including accounting and financial reporting services, tax services, cash and capital management services and services relating to Champion Holdings’ members and liquidation.

Any proposed arrangement that could give rise to a conflict of interest in which a director, officer or employee of the Company, any immediate member of their family, or any of their close associates is anticipated to receive a payment or other significant benefit, whether directly or indirectly, from the Company is to be reported to the Company’s legal or human resource department. Any such transaction involving an executive officer, director, or any of their respective immediate family members in which the amount involved exceeds $120,000 and in which any such persons will have (or may be reasonably expected to have) a direct or indirect material interest is to be reported to the Audit Committee for review and approval, except for employment relationships that has been approved by the Compensation Committee.

2018 Proxy Statement Skyline Champion Corporation	41

Additional Information

Shareholder Proposals

Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials

Pursuant to SEC Rule 14a-8, some shareholder proposals may be eligible for inclusion in Skyline Champion’s proxy statement for the 2019 annual meeting of shareholders. To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on May 8, 2019.

Stockholder Proposals to be Brought Before an Annual Meeting

The Company’s bylaws provide that, for shareholder nominations to the Board or other proposals to be considered at an annual meeting, the shareholder must have been received by us at Secretary, Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515 not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of such annual meeting. Assuming the date of our 2019 annual meeting is not so advanced or delayed, shareholders who wish to make a proposal at the 2019 annual meeting must notify us no earlier than May 29, 2019 and no later than June 28, 2019. Such notice must provide the information required by our bylaws with respect to each matter the shareholder proposes to bring before the 2019 annual meeting.

Other Shareholder Communications with the Board of Directors

Generally, shareholders who have questions or concerns should contact our investor relations team. For questions and communications shareholders wish to address directly to the Board, shareholders should address such communications to the Board, the particular committee, or particular director, c/o Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515. All such communications should include a representation from the submitting shareholder setting forth the shareholder’s address and the number of shares of Skyline Champion common stock beneficially owned by the shareholder.

The Secretary is primarily responsible for monitoring communications from shareholders and will provide copies or summaries of such communications to the Board, the relevant committee, or the director to whom such communication is addressed, as the Secretary considers appropriate. Each shareholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the Secretary considers to be important for the directors, or director, to know. In general, shareholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than shareholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Skyline Champion and some brokers “household” proxy materials, delivering a single proxy statement to

2018 Proxy Statement Skyline Champion Corporation	42

multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Skyline Champion that they or Skyline Champion will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or Skyline Champion if you hold shares directly in your name. You can notify Skyline Champion by sending a written request to Investor Relations, Skyline Champion Corporation, P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515 or by calling (248) 614-8211.

Other Business

Other than the matters described in this proxy statement, the Board of Directors knows of no other business to be acted upon at the 2018 Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2018 Annual Meeting, please sign the proxy and return it in the enclosed envelope. If you need directions to the meeting, please call Skyline Champion’s Investor Relations at (248) 614-8211.

2018 Proxy Statement Skyline Champion Corporation	43

Appendix A

2018 EQUITY INCENTIVE PLAN

SKYLINE CHAMPION CORPORATION

2018 EQUITY INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan is intended to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based incentive awards. The purposes of the Plan are to attract, retain, and reward key Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries, to incentivize them to generate shareholder value, to enable them to participate in the growth of the Company and to align their interests with the interests of the Company’s shareholders.

3.	ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award; to determine, modify or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards, or other property); to prescribe forms, rules and procedures relating to the Plan and Awards, including Award agreements; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is six million (6,000,000) shares. Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by excluding any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the delivery of Stock. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises.

(b) The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered under Substitute Awards will be in addition to and will not reduce the number of shares of Stock available for Awards under the Plan set forth in Section 4(a). Notwithstanding anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company, in each case, without the delivery of shares of Stock, the shares of Stock previously subject to such Award will not be available for future grants under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all.

(c) Type of Shares. Shares delivered by the Company under the Plan may be authorized but unissued shares of Stock or previously issued shares acquired by the Company. No fractional shares will be delivered under the Plan.

(d) Non-Employee Director Limits. The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case, for his or her services as a Director during such calendar year, may not exceed $400,000.00, calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules and assuming maximum payout levels for all Awards.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator may select Participants from among key Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for NSOs and SARs is limited to individuals who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the transfer of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Administrator may impose.

(4) Vesting, etc. The Administrator shall determine the time or times at which an Award vests or becomes exercisable and the terms on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all vested and unexercised Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 90 days following such cessation or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) Subject to (D) below, all vested and unexercised Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of one year following such cessation or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5) Recovery of Compensation. Subject to applicable law, the Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable) and the proceeds from the exercise or disposition of any Award or shares of Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound or (ii) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Administrator may require forfeiture and disgorgement to the Company of any outstanding Award and the proceeds from the exercise or disposition of any Award or shares of Stock acquired under any Award, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, or any applicable Company policy. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to be bound by the forfeiture and disgorgement provisions contained herein and agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder, subject to applicable law. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6) Taxes. The delivery, vesting and retention of shares of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator shall prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. The Administrator may hold back shares of Stock from an Award or permit a

Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules).

(7) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) except as contemplated by Section 7 of the Plan, no dividends or dividend equivalents shall be payable with respect to Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such additional limitations or restrictions as the Administrator may impose.

(8) Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of the cessation of a Participant’s Employment for any reason, even if such cessation of Employment is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(10) Section 409A.

(A) Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B) Notwithstanding Section 9 of this Plan or any other provision of this Plan or any Award agreement to the contrary, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(C) If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(D) For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.

(E) With regard to any payment considered to be nonqualified deferred compensation under Section 409A that is payable upon a change in control of the Company or other similar event, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(b) Stock Options and SARs.

(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the shares of Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3) Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares of Stock in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 6(b)(2) above).

(5) Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise expressly provided in an Award agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, including only the then-vested portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (i) the Fair Market Value of a share of Stock times the number of shares subject to the Award or such portion, over (ii) the aggregate exercise or purchase price, if any, under the Award or such portion (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of shares of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, however, for the avoidance of doubt, that if the per share exercise or purchase price (or base value) of an Award is equal to or greater than the Fair Market Value of a share of Stock, the Award may be cancelled with no payment due hereunder or otherwise in respect of such Award.

(3) Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares of Stock, as the case may be, to participate as a shareholder in the Covered Transaction.

(4) Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the Covered Transaction, other than (i) any Award that is assumed or substituted pursuant to Section 7(a)(1) above and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such share in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(6) Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in each case, in connection with a Covered Transaction.

(b) Changes in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse share split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be issued under the Plan, and shall make appropriate adjustments to the number and kind of shares or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, to the extent applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any shares or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding shares of Stock are at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any shares of Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of share certificates. In the event that the Administrator determines that share certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing shares of Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code) or applicable stock exchange requirements, as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, to the maximum extent permitted by law, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise with respect to the Award.

12.	ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.	GOVERNING LAW

(a) Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Indiana law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Indiana without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting or being deemed to have accepted an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of Indiana for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of Indiana; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(viii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an offer letter or employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such letter or agreement applies with respect to such Participant for purposes of the Plan for so long as such letter or agreement is in effect. In every other case, “Cause” means, as determined by the Administrator, (i) refusal or failure to perform (other than by reason of disability), or material negligence in the performance of, the Participant’s duties and responsibilities to the Company or its subsidiaries, which refusal or failure to perform or material negligence is not cured within 30 days after written notice from the Company or such subsidiaries; (ii) the Participant’s commission of, indictment for, conviction of or plea of guilty or nolo contendere to a felony or any crime involving moral turpitude, fraud, embezzlement or theft; (iii) breach of fiduciary duties (including a violation of the Company’s or any of its subsidiary’s code of ethics) on the part of the Participant; (iv) the Participant’s gross negligence or willful misconduct in the performance of employment, which negligence or misconduct is not cured within 30 days after written notice from the Company, and which willful act or misconduct could reasonably be expected to be injurious to the financial condition or business reputation of the Company or any of its subsidiaries; (v) the material breach by the Participant of any provision of any agreement to which such Participant and the Company or any or its subsidiaries are party; or (vi) breach by the Participant of the terms of a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Skyline Champion Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s shareholders or adopted by the Board, as determined by the Committee.

“Director”: A member of the Board who is not an Employee.

“Disability”: In the case of any Participant who is a party to an employment or severance-benefit agreement that contains a definition of “Disability,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Disability” shall mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan to which the Participant participates.

“Employee”: Any person who is employed by the Company or any of its subsidiaries.

“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the New York Stock Exchange (or any other national securities exchange on which the Stock is then listed) on that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to performance vesting conditions, including based on Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to the Participant individually, or to a business unit or division of the Company as a whole and may relate to any or any combination of the following or any other criterion or criteria determined by the Administrator (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; center openings (including openings in new markets); new service or product lines; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The Administrator may provide in the case of any Performance Award that one or more of the Performance Criteria applicable to such Award will be adjusted to reflect events (for example, but without limitation, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, and other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: Skyline Champion Corporation 2018 Equity Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified time or performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified time or performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Stock”: Common stock of the Company, par value $0.0277 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Award”: An Award issued under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Form of Proxy Card

SKYLINE CHAMPION CORPORATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on September 26, 2018.

Vote by Internet

•  Go to www.investorvote.com/SKY

•  Or scan the QR code with your smartphone

•  Follow the steps outlined on the secure website

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and a vote FOR Proposals 2, 3, and 4.

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1.	ELECTION OF DIRECTORS: NOMINEES:	For	Withhold		For	Withhold		For	Withhold
	01 - Keith Anderson	☐	☐	02 - Timothy Bernlohr	☐	☐	03 - Michael Bevacqua	☐	☐
	04 - John C. Firth	☐	☐	05 - Richard W. Florea	☐	☐	06 - Michael Kaufman	☐	☐
	07 - Daniel R. Osnoss	☐	☐	08 - Gary E. Robinette	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION RESOLVED, the shareholders approve the compensation awarded to Skyline Champion’s named executive officers for fiscal year 2018 as disclosed in the Executive Compensation discussion included in the Proxy Statement.	☐	☐	☐	3.	APPROVAL OF 2018 EQUITY INCENTIVE PLAN	☐	☐	☐
		For	Against	Abstain
4.	RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2019	☐	☐	☐	5.	At his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy—SKYLINE CHAMPION CORPORATION	+

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith Anderson and Laurie Hough as proxies, each with the power to appoint a substitute, and hereby authorizes them, or either of them, to appear and to vote as designated below, all the shares of common stock held of record by the undersigned on September 4, 2018, at the Annual Meeting of Shareholders of Skyline Champion Corporation, to be held at the Hilton Garden Inn, 200 Wilshire Drive, Troy, Michigan 48084 on Wednesday, September 26, 2018, at 9:00 a.m., Eastern Time, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR: (1) THE NOMINEES FOR DIRECTOR; (2) APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2018; (3) APPROVAL OF THE SKYLINE CHAMPION 2018 EQUITY INCENTIVE PLAN; (4) THE RATIFICATION OF ERNST & YOUNG LLP AS SKYLINE CHAMPION’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2019 AND (5) AT THE DISCRETION OF THE APPOINTED PROXY ON ALL OTHER BUSINESS PROPERLY BEFORE THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held On September 26, 2018. Skyline Champion’s Annual Report to Shareholders, Proxy Statement, and Proxy are available on the Internet at www.skylinechampion.com.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith, both of which are dated September 5, 2018.

(Continued and to be signed on other side)

C	Non-Voting Items

Change of Address — Please print new address below.

◾	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+